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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Employee Stock Purchase Plan and the Amended and Restated Non-U.S. Employee Stock Purchase Plan of Embrex, Inc. of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of Embrex, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Raleigh, North Carolina
June 5, 2003